Exhibit 10.1
EMERSON ELECTRIC CO.

TO:    _______________________
FROM: Executive Compensation
DATE:    _______________________
FILE: 2015 Incentive Shares Plan (the "Plan")
RE:    Award of Restricted Shares

The Compensation Committee of our Board of Directors (the “Committee”) on [DATE] awarded to you _______________ (_______) Restricted Shares (“Shares”) under the terms of our 2015 Incentive Shares Plan (the “Plan”). This award is subject to all the terms of the Plan, which is incorporated herein by reference and a copy of which has been delivered to you and is described in the offering circular relating to Plan, as amended or supplemented. The Restriction Period applicable to these Shares is ________ (__) years from the date hereof.

The following are additional terms, conditions and provisions applicable to this award:

1.
Your rights in regard to these Shares are not vested, and you understand and agree, by your signature to this agreement, that your entire interest in these Shares may be forfeited if you fail to remain in the employ of Emerson Electric Co. (“Emerson Electric”) or any of its divisions, subsidiaries or affiliates (collectively, “Emerson”) for the full term of the Restriction Period, or in the event you fail to abide by any of the terms or conditions attached to this award or set out in the Plan or in this Agreement.

2.
Specifically, the Shares shall not vest until the expiration of the Restriction Period and shall be wholly forfeited in the event of your resignation or discharge or you otherwise fail to remain so employed, including by reason of divestiture or spin-off, prior to such time; provided, however, in the event of any termination on account of death or any disability which in the determination of the Committee prevents your continued employment by Emerson, the award of Shares will be prorated for your period of service during the Restriction Period and, provided you are not otherwise in default hereunder, you or your estate will receive such prorated number of Shares free of any restriction; provided further, however, in the event of a termination of your employment prior to the expiration of the Restriction Period, other than on account of your death or disability, the Committee, in its absolute discretion, may make such pro rata or other payment (or no payment) as it may determine.

3.
During the Restriction Period the Shares will be evidenced by a certificate issued in your name, but such certificate will not be delivered to you and shall be held by Emerson until the expiration of the Restriction Period or until earlier forfeiture. During the Restriction Period (and prior to any forfeiture), your rights in respect of the Shares shall be as follows.

(i)	You will be entitled to receive cash dividends when paid on the Shares, and you will be entitled to vote the Shares.

(ii)	During the Restriction Period you shall not be entitled to delivery of any stock certificate evidencing the Shares.
(iii) The certificates for the Shares may have imprinted thereon such restrictive legends, and such stop-transfer orders, dividend payment orders and such other orders as may be given in respect thereof by the Committee as it may determine in its sole discretion.

(i)	During the Restriction Period you may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of any of the Shares.

(ii)
Stock dividends paid or any other property distribution made on the Shares shall not be paid or delivered to you but shall be held by Emerson on the same terms as the Shares on which they were paid; provided, however, the Committee in its discretion may direct the payment of any such stock dividends or other property directly to you, free of the restriction imposed by this Agreement.

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4.
You understand that this award is confidential and that the dissemination of any information concerning the fact of this award or of any information relating to this award to any person or persons within or without Emerson (including its officers and any of your superiors or subordinates) may be injurious to the interests of Emerson. Accordingly, you agree that you will maintain in confidence and will reveal to no one the fact that you have received this award or any information concerning this award, except as you may be required by law to make any such disclosure. You further agree that any breach of this agreement of confidentiality (before or after the Restriction Period) will constitute good cause for the termination of your employment by Emerson. You further understand that if such breach occurs during the Restriction Period applicable to the Shares, Emerson may cause your right to such Shares to be forfeited forthwith.

5.
By your acceptance of this award you agree that should your employment with Emerson end for any reason (either during or after the Restriction Period), including by reason of divestiture or spin-off, you will not directly or indirectly, for a period of two years immediately following your last day of employment with Emerson, (a) compete against, or enter the employ of or assist any person, firm, corporation or other entity in a business that competes against, any business of Emerson in which you were employed, (b) compete against any such Emerson business by soliciting or pursuing its customers, or (c) solicit or hire any Emerson employees. Emerson shall be entitled to all rights and remedies available at law or equity for any breach or threatened breach pertaining to this Agreement, including a return of all Shares issued, damages and injunctive relief.

6.
This Award is conditioned upon your compliance with all practices and policies under Emerson’s Ethics and Compliance Program, including our Code of Conduct and Code of Ethics, and that your actions will reflect Emerson’s Core Value of Integrity. Any violation of our Ethics and Compliance Program may result in the forfeiture of this Award or the repayment of any amounts paid under this Award.

7.
At the end of the Restriction Period, the Shares which have not been forfeited, together with any cash held on account of dividends on such Shares, shall be delivered to you, except that Emerson shall withhold sufficient Shares and cash to enable it to satisfy its federal, state and local tax withholding obligations.

8.
You acknowledge and agree that this award has been granted to you pursuant to a determination made by the Committee, and such Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this award, shall have plenary authority to interpret any provision of this award and to make any determinations necessary or advisable for the administration of this award, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to you by the express terms hereof.

9.
This Agreement shall be deemed executed and delivered by you in the City or County of St. Louis, Missouri and shall be governed by Missouri law without regard to conflicts of laws principles. You consent to resolve any disputes exclusively in the state or Federal courts in the state of Missouri.

Counsel for Emerson has advised that in the opinion of such counsel,

(i)
The receipt of this award does not constitute taxable income to you. Any cash dividends which are paid to you on the Shares will constitute taxable income to you when received. At such time as the restrictions on the Shares are released or satisfied and your right to the Shares becomes non-forfeitable, you will have taxable income in an amount equal to the then fair market value of the Shares.

(ii)
If you are a director or officer of Emerson Electric subject to the requirement of filing reports under Section 16(a) of the Securities Exchange Act of 1934, as amended, upon changes in your beneficial ownership of shares of Emerson Electric's Common Stock, you must report the award of Restricted Shares on Form 4, Statement of Changes in Beneficial Ownership, not later than two (2) business days after the date of the award.

This award agreement is dated ______________________, has been executed and delivered by the parties hereto in St. Louis City or County, State of Missouri.

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Emerson Electric Co.

__________________________________
[NAME],
Vice President Executive Compensation
(As approved by the Compensation Committee)

Acknowledgment

The undersigned, _____________________________, grantee of the award of Shares pursuant to this Agreement, hereby accepts said award on the terms, conditions and provisions contained in the Plan and in this Agreement. The undersigned acknowledges receipt of a copy of the Plan and understands that his rights in respect of the Shares may be forfeited as provided in the Plan and in this Agreement.

Dated _______________________, 20__

__________________________________
Awardee

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